EX-99.B-77Q1(e)

SUB-ITEM 77Q1(e): New or amended Registrant investment advisory contracts.

WADDELL & REED ADVISORS FUNDS

First Amendment to the Amended and Restated Investment Management Agreement, effective June 2, 2017, was filed with the Securities and Exchange Commission by EDGAR on October 27, 2017, in Post-Effective Amendment No. 50 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

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Amended and Restated Appendix A and Appendix B to the Investment Management Agreement, amended October 16, 2017, was filed with the Securities and Exchange Commission by EDGAR on October 27, 2017, in Post-Effective Amendment No. 50 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

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Expense Reimbursement Agreement between Waddell & Reed Investment Management Company, Waddell & Reed, Inc., Waddell & Reed Services Company, and Waddell & Reed Advisors Funds, on behalf of its series Waddell & Reed Advisors Accumulative Fund, Waddell & Reed Advisors Continental Income Fund, Waddell & Reed Advisors Global Growth Fund, Waddell & Reed Advisors New Concepts Fund, Waddell & Reed Advisors Science and Technology Fund, Waddell & Reed Advisors Small Cap Fund and Waddell & Reed Advisors Vanguard Fund, dated October 9, 2017, was filed with the Securities and Exchange Commission by EDGAR on October 27, 2017, in Post-Effective Amendment No. 50 to the Registration Statement on Form N-1A, and is incorporated by reference herein.